UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 6, 2011

Lenco Mobile Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53830	75-3111137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Chapala Street, Santa Barbara, California	93101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 308-9199

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On November 6, 2011, Lenco Mobile Inc. and iLoop Mobile, Inc., a Delaware corporation (“iLoop”), entered into a merger agreement (the “Merger Agreement”).  Under the terms of the Merger Agreement, a newly formed subsidiary of Lenco will merge with and into iLoop.  After the effective time of the merger, iLoop will continue as the surviving entity of the merger and will thereafter be a wholly-owned subsidiary of Lenco.

iLoop’s Business and the Purpose of the Transaction.

iLoop Mobile is a leading mobile marketing company in the United States serving major multinational customers.

iLoop’s solutions include mobile marketing strategy, text messaging, mobile coupons with point of sale integration, CRM based messaging, location-based services and targeting, mobile sites and apps, mobile content delivery, and APIs that permit a wide range of other mobile services. iLoop Mobile offers its solutions platform as a managed service and under license as a self-service SaaS (software as a service) platform, with strategic professional services when needed.

Lenco’s MMS platform and solutions provide advertisers and wireless carriers with the means to deliver large, high volume campaigns through rich media messaging with highly personalized content optimized for each different device.  For advertisers, this means they can, for the first time, deliver a highly engaging user experience while taking advantage of the pervasive reach of mobile.

The combined business of Lenco and iLoop will provide the broadest suite of solutions available to the mobile marketing sector, offering customers advanced technological capabilities to reach billions of consumers on a personalized, targeted basis. The merger would combine Lenco’s international operations and rich media platforms with iLoop’s market leadership in the United States.  Together, the combined company would possess operations on five continents serving leading multi-national brands and wireless carriers around the globe.

Term of the Merger Agreement.

In connection with the merger, Lenco will pay an aggregate consideration of $42.0 million for iLoop, comprising the issuance of approximately 32 million shares of common stock or common stock equivalents, 119,000 shares of Series B Preferred Stock, $4.3 million in subordinated promissory notes, and cash or the assumption of liabilities in the amount of $13.2 million.  All of iLoop’s outstanding options and warrants will terminate and be cancelled at the effective time of the merger.  Lenco has agreed to set aside a pool of shares of its common stock to be reserved for issuance to iLoop employees as equity incentive compensation in the form of future stock or option grants.  The pool will be equal to the number of options to purchase iLoop common stock outstanding immediately prior to the merger, but in no event more than 4,031,405 shares.

The Merger Agreement contemplates that Lenco will designate and issue a class of Series B Preferred Stock, comprised of up to 120,000 shares of preferred stock, which is contemplated to have the following rights, privileges and preferences:

Ranking: junior to Lenco’s Series A Convertible Preferred Stock and senior to Lenco’s common stock.

Stated Value: $100.00 per share.

Dividends: accrue on stated capital at a rate of 15% per annum and are payable upon liquidation or redemption.

Liquidation: in the event of liquidation, after payment of all indebtedness and amounts due to the Series A Convertible Preferred Stock,  the holders of the Series B Preferred Stock will be entitled to receive their stated value plus any accrued dividends before any payments are made to holders of common stock.

Voting: no voting rights; provided that until such time as Lenco appoints certain iLoop designees to its Board of Directors, Lenco cannot take any of the following actions without the consent of the holders of a majority of the outstanding Series B Preferred Stock: (a) enter into any transaction with an affiliate; (b) change the authorized number of members of Lenco’s Board of Directors: or (c) enter into any transaction that involves the sale, issuance, or potential issuance by Lenco of common stock (or securities convertible into common stock) equal to twenty percent (20%) or more of Lenco’s then outstanding common stock, calculated on a fully-diluted basis.

Conversion: no conversion rights.

Redemption: the holders of a majority of Series B Preferred Stock can demand optional redemption of all or part of the Series B Preferred Stock at any time following the second anniversary of the date of issuance, provided, however, that optional redemption can only be made once during any 12 month period and only if, at the time of the demand, the sum of Lenco’s cash, cash equivalents and marketable securities has exceeded $10 million for the prior two consecutive quarterly periods.  Lenco’s obligation to redeem Series B Preferred Stock on any optional redemption is limited to the amount by which its cash, cash equivalents and marketable securities exceeds the amounts due on Lenco’s outstanding subordinated promissory notes plus $10 million.  Lenco has the optional right to redeem the Series B Preferred Stock, in whole or in part, at any time following the earlier of the second anniversary of the date of issuance, or a change in control; provided that there is a 5% prepayment penalty for optional redemptions made between the second anniversary and the fourth anniversary following the date of issuance.  Lenco is required to redeem any remaining outstanding Series B Preferred Stock on the fifth anniversary of date of issuance.

The Merger Agreement also contemplates that Lenco will issue up to $4.3 million of subordinated promissory notes which would have the following terms and conditions:

Interest: 12% per annum payable in cash on each anniversary of the date of issuance.

Amortization: 30% of the outstanding principal on the first anniversary, 30% on the second anniversary and 40% on the third anniversary.

Maturity: three years from the date of issuance.

Event of Default: upon the occurrence, and during the continuation of an event of default, the interest rate payable under the subordinated note increases by two percent.  There is no right of acceleration in an event of default.

Ranking: the subordinated promissory notes will be unsecured and will rank junior to any future secured indebtedness.

Liquidation: in an event of liquidation, the holders of the subordinated notes will be entitled to receive the stated value of their subordinated notes, plus accrued and unpaid interest, after payment of amounts due on Lenco’s Series A Convertible Preferred Stock, but prior to any payment being made on any Series B Preferred Stock or any other equity securities.

The representations and warranties under the Merger Agreement generally survive for a period of 18 months following the closing; except in the cases of certain warranties and representations related to authorization of the merger transaction, capital structure, indebtedness and taxes, which will survive for their applicable statute of limitations.

Lenco, on the one hand, and iLoop’s stockholders, on the other hand, have agreed to indemnify one another against any breach of representation, warranty or covenant in the Merger Agreement.  No indemnification for breaches of representations and warranties of iLoop under the Merger Agreement (other than representations and warranties related to the authorization of the merger transaction, capital structure, indebtedness and taxes) will be required to be made by the iLoop stockholders until the aggregate amount of all indemnification claims exceeds $250,000 at which point, indemnification shall be available for the entire amount claimed.

Lenco will retain 10% of the shares of Series B Preferred Stock and common stock issuable in the Merger Agreement as a holdback to secure iLoop’s indemnification obligations.  The holdback will be place for 18 months following the closing.  The indemnification obligations for iLoop’s shareholders under the Merger Agreement are limited to the shares held in the holdback account for breaches of representations and warranties of iLoop under the Merger Agreement other than representations and warranties related to the authorization of the merger transaction, capital structure, indebtedness and taxes.  For purposes of indemnification claims, the common stock in the holdback account will be valued at $0.40 per share and the Series B Preferred Stock in the holdback account will be valued at $100.00 per share.

Covenants.

Under the Merger Agreement, Lenco and iLoop have agreed to certain other covenants.  iLoop has agreed to seek the approval of its stockholders to the merger.  Each of Lenco and iLoop has agreed to provide the other with access to information and to protect the confidentiality of information shared.   They have also agreed to take such actions and secure such consents as may be necessary or appropriate to carry out the transactions under the Merger Agreement and each has agreed to bear its own expenses related to the transaction.

In addition, Lenco has agreed, upon consummation of the merger, to the following additional covenants:

•
indemnify the directors and officers of iLoop for a period of six years following the closing on terms that are at least as favorable to the officers and directors as those that are currently in place.

•	use reasonable efforts to make its employee benefits plans available for the iLoop employees.

•	appoint two of iLoop’s current directors—Matt Harris and Jorgen Larsen—to join Lenco’s Board of Directors upon closing; and

•
submit to a vote of its stockholders at its next annual meeting of stockholders after the closing, a proposal to amend its Certificate of Incorporation to require Lenco to receive approval from at least 66 2/3% of the members of the Board of Directors before entering into any transaction that involves (i) a change in control, (ii) the sale, issuance, or potential issuance by Lenco of common stock (or securities convertible into common stock) equal to fifteen (15%) or more of Lenco’s then outstanding common stock, calculated on a fully-diluted basis, and (iii) the issuance of certain indebtedness for borrowed money.

Conditions to Closing.

The closing of the transactions contemplated by the Merger Agreement is subject to a number of conditions, including the accuracy of each party’s representations and warranties, performance of all covenants, securing any relevant government approvals or third party consents, receipt of pay off letters and other closing certificates, and the absence of any event that could have a material adverse effect upon one of the parties or its business.

In addition to these conditions, the parties’ obligation to consummate the merger is conditioned upon:

•	each of iLoop’s top executives having entered into an Employment Agreement with Lenco on terms reasonably acceptable to Lenco and iLoop; and

•	Lenco securing a minimum of $11.5 million in financing to fund certain liabilities of iLoop and the operations of the combined enterprise.

Either party can terminate the Merger Agreement if the closing has not occurred by February 6, 2012, or if the financing contingency has not been satisfied by December 14, 2011.

In order to fund the working capital needs of the combined business, Lenco intends to raise funds through the sale of equity securities.  Sterling Capital Partners, an entity in which Michael Levinsohn has a beneficial ownership interest has agreed to participate in the private placement transaction, and has pre-funded a $200,000 contribution to the offering, pursuant to the terms of a convertible promissory bridge note dated November 3, 2011 (the “Bridge Note”).  The amounts due under the Bridge Note bear interest at 8% per annum and are automatically converted into securities on the same terms and conditions as Lenco’s next qualified financing.  Principal and accrued interest under the Bridge Note, if not previously converted, are payable on July 31, 2012.  Except as set forth above, there are no arrangements or agreements in place with respect to the sale of any equity securities.  The information in this report does not constitute an offer of securities for sale.

Interests of Certain Parties.

BAJL Investments LLC, a Delaware limited liability company, is an investor in iLoop.  The two members of BAJL Investments LLC are James Liang, Lenco’s Chairman of the Board, and an affiliate of Pablo Enterprises LLC, a 10% stockholder of Lenco.  BAJL Investments acquired a promissory note from iLoop which provides for payment of $1.5 million on maturity.  The maturity is the earlier of February 22, 2012, or the closing of a transaction involving a change in control.  The consummation of the merger in connection with the Merger Agreement would result in a change in control of iLoop and would trigger the repayment obligations under the promissory note.

Incorporation by Reference.

The foregoing description of the terms of the Merger Agreement and the Bridge Note are qualified in their entirety by reference to the provisions of the Merger Agreement and form of Bridge Note, which are included as Exhibit 2.1 and 4.1 to this Form 8-K and incorporated by reference.

A copy of the press release announcing the proposed merger with iLoop is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Forward Looking Statements.

This report contains forward-looking statements, including expectations concerning the merger of Lenco and iLoop, expected completion of the merger, anticipated synergies to be achieved from the merger, anticipated trends in financial results, and other financial and business results.  The proposed merger is subject to standard terms and conditions to close, and no assurances can be given that the merger will be completed or that the anticipated benefits from the merger will be realized.  The forward-looking statements in this report involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this report. For a discussion of certain risks that may impact the Company's operations see the discussion under "Risk Factors" in the Company's annual report on Form 10-K and other documents filed with the SEC. Neither Lenco nor any company mentioned in this report undertakes any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Lenco Mobile Inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 3.02.                      Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

The offering of the shares of our Series B Preferred Stock and common stock pursuant to the Merger Agreement was made in a private placement transaction under Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder.  The offering was not conducted in connection with a public offering and no public solicitation or advertisement was made or relied upon by the investors in connection with the offering.

Item 9.01.                      Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description
2.1	Merger Agreement dated November 6, 2011 between Lenco Mobile Inc. and iLoop Mobile Inc.
4.1	Convertible Promissory Bridge Note dated November 3, 2011
99.1	Press Release dated November 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lenco Mobile Inc.

Date: November 7, 2011	By:	/s/ Michael Levinsohn
Michael Levinsohn
Chief Executive Officer